Indoor Harvest Corp Announces First Quarter Results and Provides Update on Ongoing Operations

Houston, Texas, May 15, 2015 — Indoor Harvest, Corp (OTCQB:INQD), through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to report financial results for the first quarter ended March 31, 2015 and provides an update on ongoing operations.

We are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this report. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015.

Financial Highlights for the First Quarter 2015:

For the three months ended March 31, 2015 and March 31, 2014, we had a net loss of $283,657 and $144,146, respectively. The primary driver behind the increase in the loss was attributable to the increase in expenses as noted below.

For the period ended March 31, 2015 and March 31, 2014, we incurred $273,676 and $144,196, respectively, in operating expenses. The increase in our operating expenses is due to increases in costs related to research and development, increased payroll costs, depreciation expense, listing expenses to have our common stock traded on the OTCQB and professional expenses related to being a SEC reporting Company.

Our expenses related to research and development for the period ended March 31, 2015 and March 31, 2014 were $9,242 and $640, respectively. The increase in research and development expenses was due to increased costs developing our vertical farm framing system and improvements to our existing aeroponic designs.

As of March 31, 2015 we had total liabilities of $22,142, while at December 31, 2014, we had total liabilities of $21,245.

Operational Overview:

On March 30, 2015, the Company signed a LOI with the City of Pasadena Texas regarding the development of a vertical farming complex, to include a for-profit commercial operation and a non-profit educational facility. As currently envisioned, the for-profit portion would include a state-of-the-art indoor vertical farm serving local customers with gourmet leafy greens, herbs and micro-greens. The non-profit side would integrate an academic program that would use the vertical farm as a lab for practical studies and some component (to be negotiated) of low-cost or at-cost produce made available to community organizations to be balanced by tax offsets through non-profit status.  As of the date of this Report, we do not yet have a binding agreement concerning this Project.

On April 15, 2015, the Company signed a LOI with PUE 1.0. Under the terms of the letter of intent, it is anticipated that a final agreement will include the following terms:  Indoor Harvest will be responsible for the design of a vertical farming system and its related systems. PUE 1.0 will be responsible for the design of a HVAC system to be used with Indoor Harvest's vertical farming design. Both parties have agreed to share any data during the development stage. PUE 1.0 will retain all rights to its intellectual property and any new intellectual property developed as part of the collaboration. Indoor Harvest will be provided exclusive rights to market and distribute the final design for a period to be determined by way of a memorandum of understanding, to be finalized in connection with the closing of terms outlined in our letter of intent with the City of Pasadena. During the development stage, all equipment to be provided by PUE 1.0 for the purpose of the technology and economic pilot to be constructed at the 112 N Walter property will be provided at cost.

On April 20, 2015, our pilot project with Tweed commenced. On May 1, 2015 we began making adjustments to the equipment based on feedback from Tweed. We expect to have reportable data on the progress of our pilot on, or before June 30, 2015.

Update on Current Operations:

On May 4, 2015, we held our first project meeting with the City of Pasadena on the proposed Community Located Agricultural Research Area, or "CLARA"., named in homage to Clara Barton of International Red Cross Fame, who played an instrumental part in saving Pasadena area famers by introducing strawberry production after the Great Storm of 1900, which devastated the area.

We are currently in ongoing negotiations with various commercial partners and the City regarding the roles of various stake holders. A final memorandum of understanding "MOU" is expected in the near future, which will outline the roles of the parties involved. The MOU will outline the responsible parties, food distribution, consumption policies and educational activities of both the for profit and non-profit portions of the project.

"The City of Pasadena was gratified during our initial partners' meeting by the level of interest and commitment to a project of this nature in Pasadena. We will continue to press forward with the many details necessary to see it through to a successful conclusion.", stated Wayne Holt, Publication Manager, City of Pasadena.

The project will include the involvement of the Harris County BUILD Partnership, a non-profit organization dedicated to eliminating the conditions that cause food insecurity in North Pasadena by launching a new healthy, accessible, and community-supported local food system at the CLARA campus. For more information about the Harris County BUILD partnership, please visit the link below:

https://www.youtube.com/watch?v=_OT6j6I7RH0&feature=youtu.be

The Company is also currently preparing to begin sales of its vertical farm framing system. We have begun the process of developing our packaging, sales materials and working to establish relationships with distributors.

Mr. Chad Sykes, Chief Executive Officer of the Company, stated, "We're taking the final steps needed to bring some of our products and services to market and based on current inquiries, we are very optimistic that we will begin sales before the end of the second quarter. Current pricing of our LED vertical farm frame sets are expected to come in at a price that will compete well with most popular LED fixtures. By incorporating LED's into the actual frame design itself, instead of using a separate light fixture and framing system, we will be able to offer a complete vertical farm racking solution for a price that is only slightly more than a standard LED fixture of equivalent wattage."

New Product Development:

In addition to our LED framing design, we have begun the process of re-designing our aeroponic system to take advantage of cheaper manufacturing processes. We anticipate initially offering our aeroponic system as a large scale cloning platform for propagation. We have redesigned the system to work with our existing LED frame set, thereby providing a modular vertical platform for large scale clone production. We anticipate each unit being capable of producing some 600 clones per unit.

"Almost all current cloning systems on the market today utilize a low pressure design. By using our proven high pressure design, we expect to be the first Company to offer a true aeroponic system for commercial cloning at a price that will compete directly with less effective low pressure systems currently on the market. With high pressure aeroponics, we are able to atomize the nutrient solution to a 30-50 micron size, thereby accelerating the rooting of cuttings several days faster than a low pressure design. We anticipate bringing this product to market in the next two to three months thus opening up another potential revenue stream from our existing portfolio of designs ", further stated Chad Sykes, CEO.

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook and Twitter. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest, Corp., through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest, Corp.
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com

INDOOR HARVEST CORP

BALANCE SHEETS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014

UNAUDITED

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash	$430,856	$411,669
Prepaid expenses	47,051	-
Total current assets	477,907	411,669

Furniture and equipment, net	203,256	170,454
Security deposit	12,600	12,600
Intangible asset	2,000	2,000
Other assets	48,783	68,083
Total assets	$744,546	$664,806

LIABILITIES
Current liabilities:
Accounts payable & accrued expenses	$7,991	$7,185
Accrued payroll	4,937	5,034
Deferred rent	9,214	9,026
Total current liabilities	22,142	21,245

Stockholders' equity:
Common stock: $0.001 par value, 50,000,000 shares authorized; 9,957,388 and 9,252,388 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	9,956	9,251
Additional paid-in capital	1,651,184	1,299,389
Less: Stock subscription receivable	-	(10,000)
Deficit accumulated during the development stage	(938,736)	(655,079)
Total Stockholders' equity	722,404	643,561

Total liabilities and stockholders' equity	$744,546	$664,806

The accompanying notes are an integral part of these financial statements.

INDOOR HARVEST CORP
STATEMENT OF OPERATIONS

UNAUDITED

	For the three months ended March 31,

	2015	2014
Operating Expenses
Depreciation expense	$10,013	$1,949
Research and development	9,242	640
Professional fees	90,811	96,888
General and administrative expenses	163,610	44,719
Loss from operations	273,676	144,196

Other Income (Expense)	(9,981)	50

Net loss	$(283,657)	$(144,146)

Net loss per common share:
Net loss per share, basic and diluted	$(0.03)	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted	9,451,732	7,530,219

The accompanying notes are an integral part of these financial statements.

INDOOR HARVEST CORP
STATEMENTS OF SHAREHOLDERS' EQUITY
(UNAUDITED)

			Additional Paid-in Capital			Total Stockholders' Equity (Deficit)
	Common Stock, $0.001 Par Value
	Shares	Amount		Accumulated Deficit	Subscription Receivable

Balances, December 31, 2014	9,252,388	$9,251	$1,299,389	$(655,079)	$(10,000)	$643,561

Issuance of common stock
For cash	536,000	536	267,464	-	-	268,000
For services	169,000	169	84,331	-	-	84,500
Collection of stock subscription receivable	-	-	-	-	10,000	10,000
Net loss	-	-	-	(283,657)	-	(283,657)

Balances, March 31, 2015	9,957,388	$9,956	$1,651,184	$(938,736)	$-	$722,404

The accompanying notes are an integral part of these financial statements.

INDOOR HARVEST CORP

STATEMENT OF CASH FLOWS (UNAUDITED)

	For the three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(283,657)	$(144,146)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	10,013	1,948
Loss on the sale other asset	9,250	-
Stock issued for services - related party	72,000	68,252
Stock issued for services	12,500	-
Changes in:
Deferred rent	188	63
Other assets	-	(68,724)
Security deposit	-	(12,600)
Prepaid expense	(47,051)	-
Accounts payable and accrued expenses	806	-
Accrued compensation - officers	-	1,972
Accrued compensation	(97)	-
Net cash used in operating activities	(226,048)	(153,235)

Cash flows from investing activities:
Proceeds from sale of equipment	10,050
Purchase of equipment	(42,815)	(2,092)
Net cash used in investing activities	(32,765)	(2,092)

Cash flows from financing activities:
Collection of stock subscription receivable	10,000	-
Issuance of common stock for cash	268,000	362,250
Net cash provided by financing activities	278,000	362,250

Increase cash and cash equivalents	19,187	206,923
Cash and cash equivalents at beginning of period	411,669	122,017
Cash and cash equivalents at end of period	$430,856	$328,940

Supplementary disclosure of non-cash financing activity:
Sale of stock for subscriptions receivable	$-	$-

Supplementary disclosure of cash flow information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.